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TABLE OF CONTENTS

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.           )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
HESKA CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
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	(1)	Amount Previously Paid:
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Persons who are to respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB control number.

April 13, 2005

Dear Heska Stockholder:

        I am pleased to invite you to attend the Annual Meeting of Stockholders of Heska Corporation to be held on Tuesday, May 10, 2005 at 1613 Prospect Parkway, Fort Collins, Colorado 80525.

        Details regarding the meeting and the business to be conducted are more fully described in the accompanying Notice of Annual Meeting and Proxy Statement.

        Your vote is important. Whether or not you plan to attend the annual meeting, I hope you will vote as soon as possible. You may vote by mailing a proxy or in person at the annual meeting. Please review the instructions in the proxy statement and on the proxy card regarding your voting options.

        Thank you for your ongoing support of and continued interest in Heska.

Sincerely,

Robert B. Grieve Chairman and Chief Executive Officer, Heska Corporation

Fort Collins, Colorado

YOUR VOTE IS IMPORTANT

        In order to ensure your representation at the meeting, please complete, sign and date the enclosed proxy as promptly as possible and return it in the enclosed envelope (to which no postage need be affixed if mailed in the United States).

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TIME	8:00 a.m. on Tuesday, May 10, 2005
PLACE	Heska Corporation 1613 Prospect Parkway Fort Collins, Colorado 80525
ITEMS OF BUSINESS	1.	To elect three Directors to a three-year term and ratify the 2004 appointment of two Directors.
	2.	To ratify the appointment of KPMG LLP as Heska's independent auditors.
	3.	To consider such other business as may properly come before the Annual Meeting.
RECORD DATE	You can vote if you were a stockholder of record at the close of business on April 4, 2005.
ANNUAL REPORT	Our 2004 Annual Report, which is not a part of the proxy soliciting material, is enclosed.
VOTING BY PROXY
Please submit a proxy as soon as possible so that your shares can be voted at the Annual Meeting in accordance with your instructions. For specific instructions on voting, please refer to the instructions on the proxy card.
April 13, 2005	By Order of the Board of Directors

Jason A. Napolitano Executive Vice President, Chief Financial Officer and Secretary, Heska Corporation

This proxy statement and accompanying proxy card are being distributed on or about April 13, 2005.

TABLE OF CONTENTS

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS
Why am I receiving these materials?
What information is contained in these materials?
What items of business will be voted on at the Annual Meeting?
How does the Board recommend I vote on the proposals?
Who is entitled to vote?
How do I vote?
How can I change my vote or revoke my proxy?
Who can help answer my questions?
What does it mean if I get more than one proxy card?
Who will serve as inspector of elections?
What are the quorum and voting requirements for the Annual Meeting?
Who can attend the Annual Meeting?
What happens if additional matters are presented at the Annual Meeting?
Where can I find the voting results of the meeting?
May I propose actions for consideration at next year's Annual Meeting or nominate individuals to serve as Directors?
Who bears the costs of soliciting votes for the Annual Meeting?
BOARD STRUCTURE AND COMMITTEES
Board Independence
Audit Committee
Compensation Committee
Corporate Governance Committee
Consideration of Director Nominees
Stockholder Communication with our Board
DIRECTOR COMPENSATION
PROPOSALS TO BE VOTED ON
PROPOSAL NO. 1: Election and Ratification of Appointment of Directors
PROPOSAL NO. 2: Ratification of Independent Auditors
COMMON STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
EXECUTIVE COMPENSATION
Summary Compensation Table
Option Grants in Last Fiscal Year
Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values
EQUITY COMPENSATION PLAN INFORMATION
Employment, Severance and Change of Control Agreements
Loan to Executive Officer
REPORT OF OUR COMPENSATION COMMITTEE

i

Compensation Philosophy
Compensation Components
Chief Executive Officer Compensation
Compliance with Internal Revenue Code Section 162(m)
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
STOCK PRICE PERFORMANCE GRAPH
AUDITOR FEES AND SERVICES
REPORT OF OUR AUDIT COMMITTEE
ADDITIONAL INFORMATION
Incorporation by Reference
OTHER MATTERS

ii

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS
AND THE ANNUAL MEETING

Q:
Why am I receiving these materials?

A:
The Board of Directors (the "Board") of Heska Corporation, a Delaware corporation ("Heska" or the "Company"), is providing these proxy materials for you in connection with Heska's Annual Meeting of Stockholders (the "Annual Meeting"), which will take place on Tuesday, May 10, 2005. As a stockholder, you are invited to attend the Annual Meeting and are entitled to and requested to vote on the items of business described in this proxy statement.

Q:
What information is contained in these materials?

A:
The information included in this proxy statement relates to the proposals to be voted on at the Annual Meeting, the voting process, the compensation of our Directors and most highly paid Executive Officers, and certain other required information. Our 2004 Annual Report on Form 10-K as filed with the Securities and Exchange Commission is also enclosed.

Q:
What items of business will be voted on at the Annual Meeting?

A:
The items of business scheduled to be voted on at the Annual Meeting are:

(1)
The election of three nominees to serve on our Board of Directors for a three year term and the ratification of the 2004 appointment of two Directors; and

(2)
The ratification of independent auditors for fiscal 2005.

  We will also consider other business that properly comes before the Annual Meeting.

Q:
How does the Board recommend I vote on the proposals?

A:
The Board recommends a vote FOR the election of each of the Director nominees and the ratification of the 2004 appointment of each of the Directors so appointed and FOR the ratification of KPMG LLP as the Company's independent auditors.

Q:
Who is entitled to vote?

A:
Stockholders as of the close of business on April 4, 2005 (the "Record Date") are entitled to vote at the Annual Meeting. As of the Record Date, 49,442,971 shares of our common stock were issued and outstanding. Each stockholder is entitled to one vote for each share of common stock held on the Record Date. A list of stockholders entitled to vote at the Annual Meeting will be available at the Annual Meeting and for ten days prior to the meeting during normal business hours at our offices at 1613 Prospect Parkway, Fort Collins, Colorado 80525, by contacting our corporate Secretary.

Q:
How do I vote?

A:
There are two ways you can vote:

(1)
Sign and date each proxy card you receive and return it in the prepaid envelope.

(2)
Vote in person at the Annual Meeting. If your shares are held of record by a broker, bank or other nominee and you wish to vote your shares at the Annual Meeting, you must contact your broker, bank or other nominee to obtain the proper documentation and bring it with you to the Annual Meeting.

Q:
How can I change my vote or revoke my proxy?

A:
You have the right to revoke your proxy and change your vote at any time before the meeting by notifying our corporate Secretary, or returning a later-dated proxy card. You may also revoke your proxy and change your vote by voting in person at the meeting.

Q:
Who can help answer my questions?

A:
If you have any questions about the annual meeting or how to vote or revoke your proxy, you should contact:

  Heska Corporation
  Attn: Corporate Secretary
  1613 Prospect Parkway
  Fort Collins, Colorado 80525
  (970) 493-7272

  If you need additional copies of this proxy statement or voting materials, please contact our corporate Secretary as described above.

Q:
What does it mean if I get more than one proxy card?

A:
It means that you hold shares registered in more than one account. Sign and return all proxies to ensure that all of your shares are voted.

Q:
Who will serve as inspector of elections?

A:
The inspector of elections will be a representative of Computershare Investor Services, LLC, our transfer agent.

Q:
What are the quorum and voting requirements for the Annual Meeting?

A:
The quorum requirement for holding the Annual Meeting and transacting business is that holders of a majority of the outstanding shares of our common stock entitled to vote must be present in person at the meeting or represented by proxy. Both abstentions and non-votes are counted for the purposes of determining the presence of a quorum, but not in determining the matter at hand. We will consider an abstention or a non-vote on a given matter to be a forfeiture of the right to vote on that matter and a forfeiture of the voting power present at the Annual Meeting underlying the forfeited votes regarding that matter. Accordingly, if you abstain on a given matter, your shares will not be voted "for" or "against" that matter and will not be considered as present and entitled to vote on that matter. However, you may abstain on a given matter for a certain portion of your shares and vote on the same matter with the remaining portion of your shares without forfeiting the votes underlying the shares you choose to vote. For example, a stockholder who owns 100 shares may chose to abstain on a proposal with 50 shares and vote for a proposal with the other 50 shares. In this case, the stockholder would forfeit his right to vote 50 shares on the proposal and would have his other 50 votes count for the proposal. In addition, an abstention or a non-vote on any matter will not affect your ability to vote on any other matter. If you hold shares in "street name" through a broker or other nominee, your broker or nominee may not be permitted to exercise voting discretion with respect to certain matters to be acted upon. If you do not give your broker or nominee specific instructions, your shares may not be voted on those matters and, if so, will not be considered as present and entitled to vote with respect to those matters.

  The holders of a majority of the outstanding shares of our common stock, present in person or by proxy, will constitute a quorum for the transaction of business at the Annual Meeting. Election of Directors and ratification of Directors appointed in 2004 will be determined by a plurality of the votes of the shares present in person or by proxy at the Annual Meeting and entitled to vote on the election of Directors, the standard we use in the election of Directors. The other matters submitted for stockholder approval at the Annual Meeting, including the ratification of our independent auditors, will be decided by the affirmative vote of a majority of the shares having voting power present in person or by proxy at the Annual Meeting and entitled to vote on the subject matter.

Q:
Who can attend the Annual Meeting?

A:
All stockholders as of the Record Date can attend. If you wish to vote your shares at the Annual Meeting and your shares are held of record by a broker, bank or other nominee, you must contact your broker, bank or other nominee to obtain the proper documentation and bring it with you to the Annual Meeting.

Q:
What happens if additional matters are presented at the Annual Meeting?

A:
Other than the two items of business described in this proxy statement, we are not aware of any other business to be acted upon at the Annual Meeting. If you grant a proxy, the persons named as proxyholders, Robert B. Grieve, Ph.D. Heska's Chairman and Chief Executive Officer, Jason A. Napolitano, Heska's Executive Vice President, Chief Financial Officer and Secretary, and Michael A. Bent, Heska's Vice President, Principal Accounting Officer and Controller will have the discretion to vote your shares on any additional matters presented for a vote at the meeting. If for any unforeseen reason any of our nominees is not available as a candidate for Director, the persons named as proxyholders, Dr. Grieve, Mr. Napolitano and Mr. Bent will vote your proxy for such other candidate or candidates who may be nominated by the Board.

Q:
Where can I find the voting results of the meeting?

A:
We intend to announce preliminary voting results at the Annual Meeting and publish final results in our quarterly report on Form 10-Q for our second fiscal quarter of 2005.

Q:
May I propose actions for consideration at next year's Annual Meeting or nominate individuals to serve as Directors?

A:
You may submit proposals, including Director nominations, for consideration at future stockholder meetings. All proposals or nominations should be addressed to: Corporate Secretary, Heska Corporation, 1613 Prospect Parkway, Fort Collins, Colorado 80525 through May 31, 2005 and Corporate Secretary, Heska Corporation, 3760 Rocky Mountain Avenue, Loveland, Colorado 80538 after May 31, 2005.

  Stockholder Proposals:    For a stockholder proposal to be considered for inclusion in Heska's proxy statement for the annual meeting next year, the written proposal must be received by our corporate Secretary at our principal executive offices under either (1) Rule 14a-8 under the Securities Exchange Act of 1934, as amended (a "Rule 14 Proposal") or (2) the bylaws of Heska (a "Bylaws Proposal"). A Rule 14 Proposal must be received by our corporate Secretary at our principal executive offices no later than December 14, 2005. If the date of next year's annual meeting is moved more than 30 days before or after the anniversary date of this year's annual meeting, the deadline for inclusion of proposals in our proxy statement is instead a reasonable period of time before we begin to print and mail our proxy materials. Such proposals also will need to comply with Rule 14a-8 under the Securities Exchange Act of 1934, as amended, regarding the inclusion of stockholder proposals in company-sponsored proxy materials. For a Bylaws Proposal, the stockholder must deliver a written notice of intent to propose such action in accordance with our bylaws, which in general require that the notice be received by us not less than 60 days nor more than 90 days prior to the first anniversary of the date on which notice of the prior year's annual meeting was mailed to stockholders. For the 2006 Annual Meeting, this means that any such proposal must be submitted no earlier than January 13, 2006 and no later than February 12, 2006.

  Director Nominees:    You may propose Director candidates for consideration by our Board's Corporate Governance Committee. Any such recommendations should be directed to our corporate Secretary at our principal executive offices. In addition, you may nominate a Director for consideration by Heska's stockholders if you give timely notice to our corporate Secretary of your intention to make such nomination in accordance with our bylaws, which require that the notice be received by the corporate Secretary within the time periods described above under "Stockholder Proposals."

  Copy of Bylaw Provisions:    You may contact our corporate Secretary at our principal executive offices for a copy of the relevant bylaw provisions regarding the requirements for making stockholder proposals and nominating Director candidates.

Q:
Who bears the costs of soliciting votes for the Annual Meeting?

A:
Heska is making this solicitation and will pay the entire cost of preparing, printing, assembling and mailing these proxy materials. In addition to the mailing of these proxy materials, certain of our Directors and employees may solicit proxies on our behalf in person, by telephone, electronic transmission or facsimile. No additional compensation will be paid to these people for such solicitation. Upon request, we will also reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation materials to stockholders.

BOARD STRUCTURE AND COMMITTEES

        Our Board is divided into three classes serving staggered three-year terms. Our Board currently has nine Directors and the following three standing Committees, each of which is chaired by an outside Director: (1) Audit (the "Audit Committee"), (2) Compensation (the "Compensation Committee") and (3) Corporate Governance (the "Corporate Governance Committee"). The membership during 2004 and the function of each Committee are described below. Our Board held four meetings during 2004. Each Director attended at least 75% of all Board and applicable Committee meetings. While the Company does not have a formal policy, Directors are generally encouraged to attend annual meetings of stockholders. All of our Directors attended our last annual meeting of stockholders. Our Directors currently are Robert B. Grieve, Ph.D., Chairman, William A. Aylesworth, Elisabeth DeMarse, A. Barr Dolan, Peter Eio, G. Irwin Gordon, Tina S. Nova, Ph.D., John F. Sasen, Sr. and Lynnor B. Stevenson, Ph.D. Lyle A. Hohnke, Ph.D. served as a Heska Director in 2004 until his resignation as of December 31, 2004.

Board Independence

        Our Board has determined that, other than Dr. Grieve, Heska's Chairman and Chief Executive Officer, each of the Directors standing for re-election, as well as each of the two Directors appointed in 2004, has no material relationship with the Company (either directly or as a partner, stockholder or officer of an organization that has a relationship with the Company) and meets the requirements of "independence" as set forth in the rules and regulations promulgated by the Securities and Exchange Commission (the "SEC") and the Nasdaq Stock Market listing standards (the "Nasdaq Listing Standards"). Furthermore, the Board has determined that, with the exception of Dr. Grieve, Heska's Chairman and Chief Executive Officer, all current members of the Board meet the requirements of "independence" as set forth in the rules and regulations promulgated by the SEC and the Nasdaq Listing Standards.

Audit Committee

        Our Audit Committee has the following responsibilities:

  •
  appoint and replace our independent auditors;

  •
  compensate and oversee the work of our independent auditors;

  •
  oversee and monitor the integrity of our annual and quarterly financial statements;

  •
  review and discuss with management and our independent auditors significant financial reporting issues and critical accounting policies and practices;

  •
  oversee and monitor the qualifications, independence and performance of our independent auditors;

  •
  oversee and monitor our internal accounting and financial controls; and

  •
  provide the results of examinations and recommendations derived therefrom to the Board.

        During 2004, our Audit Committee, which consisted of Mr. Gordon, as Chairman, Mr. Aylesworth, Mr. Eio and Dr. Stevenson, met seven times. Our Board has nominated the following as our Audit Committee members effective immediately following our May 2005 meeting: Mr. Aylesworth, Chairman, Ms. DeMarse and Mr. Eio.

        Our Board has determined that each of the current members of our Audit Committee, as well as the proposed nominees, meets the requirements of "independence" as set forth in Section 10A(m)(3) of the Securities Exchange Act of 1934, the rules and regulations promulgated by the SEC and the Nasdaq Listing Standards. William A. Aylesworth is qualified as an Audit Committee financial expert within the meaning of the rules and regulations promulgated by the SEC and the Board has determined that he has accounting and related financial management expertise within the meaning of the Nasdaq Listing Standards.

        Our Audit Committee has a written charter, which is available on our website at www.heska.com.

Compensation Committee

        Our Compensation Committee has the following responsibilities:

  •
  discharge the Board's responsibilities relating to compensation of our Executive Officers, including our Chief Executive Officer;

  •
  oversee all compensation programs involving the use of our stock; and

  •
  produce an annual report on Executive compensation for inclusion in our proxy statement for our annual meeting of stockholders.

        During 2004, our Compensation Committee, which consisted of Mr. Sasen, as Chairman, Mr. Dolan, Mr. Eio and Dr. Hohnke through our May 13, 2004 Annual Meeting and which consisted of Mr. Eio, as Chairman, Mr. Dolan, Dr. Hohnke and Mr. Sasen thereafter, met seven times. Dr. Hohnke resigned as a Director as of December 31, 2004. Our Board has nominated the following as our Compensation Committee members effective immediately following our May 2005 meeting: Mr. Eio, Chairman, Mr. Dolan and Mr. Gordon.

        The Board has determined that each of the current members of each of our Compensation Committee meets, as well as the proposed nominees, the requirements of "independence" as set forth in the rules and regulations promulgated by the SEC and the Nasdaq Listing Standards.

        In August 2002, our Compensation Committee established a Committee designated as the "Stock Option Committee", which was authorized to grant new and existing employees options to purchase shares of our common stock up to a specified limit without prior written consent of our Compensation Committee. The establishment of our Stock Option Committee was ratified by our Board in August 2002. The sole member of our Stock Option Committee since its inception has been Dr. Grieve, our Chairman and Chief Executive Officer. In August 2003, the authority of our Stock Option Committee was expanded to include grants of options to purchase shares of our common stock up to a specified limit to consultants and independent contractors who provide bona fide services to Heska.

        Our Compensation Committee has a written charter, which is available on our website at www.heska.com.

Corporate Governance Committee

        Our Corporate Governance Committee has the following responsibilities:

  •
  assist our Board by identifying qualified candidates for Director, and select the Director nominees for each annual meeting of stockholders;

  •
  lead our Board in its annual review of our Board's performance;

  •
  recommend to our Board Director nominees for each Board Committee; and

  •
  develop and recommend to our Board the corporate governance guidelines applicable to the Company.

        During 2004, our Corporate Governance Committee, which consisted of Mr. Aylesworth, as Chairman, Mr. Dolan, Mr. Gordon and Dr. Hohnke, met five times. Dr. Hohnke resigned as a Director as of December 31, 2004. The Board has nominated the following as our Corporate

Governance Committee members effective immediately following our May 2005 meeting: Mr. Sasen, Chairman, Mr. Aylesworth and Dr. Nova.

        Our Board has determined that each of the current members of our Corporate Governance Committee, as well as the proposed nominees, meets the requirements of "independence" as set forth in the rules and regulations promulgated by the SEC and the Nasdaq Listing Standards.

        Our Board established a Corporate Governance Committee in August 2001, and in February 2005 our Board revised its Corporate Governance Committee charter, which is available on our website at www.heska.com. In February 2005, our Corporate Governance Committee prepared, and our full Board approved, revised Corporate Governance Guidelines outlining the qualifications, responsibilities and other issues related to our Board's governance role and functions. A copy of such guidelines is available on our website at www.heska.com.

Consideration of Director Nominees

        Our Corporate Governance Committee considers candidates for Board membership suggested by its members. Our Corporate Governance Committee has also utilized a third-party executive search firm in the past to identify candidates.

        Our Corporate Governance Committee does not have an established policy for minimum qualifications of Director nominees. However, pursuant to our Corporate Governance Guidelines, our Corporate Governance Committee will consider, among other things, diversity, skills and experience in such areas as operations, finance, marketing and sales, manufacturing, technology and the general needs of our Board.

        Our Corporate Governance Committee will also consider nominees recommended by stockholders provided such recommendations are made in accordance with the procedures described in this proxy statement under "Questions and Answers About the Proxy Materials and the Annual Meeting." Although to date no stockholder has presented any candidate for Board membership to us, it is expected that recommendations from stockholders would generally be considered in the same manner as recommendations by a Director or an Officer of the Company.

Stockholder Communication with our Board

        Stockholders can contact our Board, any Committee thereof, or any Director in particular, by writing to them, c/o Heska Corporation, 1613 Prospect Parkway, Fort Collins, Colorado 80525, Attn: Corporate Secretary through May 31, 2005 and 3760 Rocky Mountain Avenue, Loveland, Colorado 80538, Attn: Corporate Secretary after May 31, 2005. We will forward any correspondence sent in the foregoing manner to the appropriate addressee without review by management.

DIRECTOR COMPENSATION

        On the date of our Annual Meeting, each continuing non-employee Director who was a Director at the end of the immediately preceding calendar year automatically receives options to purchase 40,000 shares of our common stock and each non-employee Director who will serve as Chairperson of a Committee of our Board automatically receives additional options to purchase 2,000 shares of our common stock. In addition, any new non-employee Director elected or appointed to our Board is automatically granted options to purchase 40,000 shares of our common stock.

        Commencing January 1, 2004, non-employee Directors were entitled to choose, on an annual basis, whether to receive fees for meeting attendance in the form of cash payment or in the form of a fully vested stock option.

        For each in-person Board and Committee meeting attended, each non-employee Director receives a fee of $2,000 per day. Each non-employee Director who elected to receive such meeting fees in equity, receives a fully vested grant of options to purchase a number of shares of our common stock equal to $2,000 divided by two-thirds of the fair market value, on the date of grant, of our common stock. For each telephonic Board and Board Committee, each non-employee Director receives a fee of $500 per meeting attended. Each non-employee Director who elected to receive such meeting fees in equity, receives a fully vested grant of options to purchase a number of shares of our common stock equal to $500 divided by two-thirds of the fair market value, on the date of grant, of our common stock. The date of grant will be the first business day of the week immediately following the conclusion of such meetings.

        In December 2004, our Board revised its policy regarding the exercise price of the option grants to our non-employee Directors. Commencing January 1, 2005, non-employee Directors will have an exercise price equal to the fair market value of the common stock on the last trading date immediately preceding the date of grant. All options issued to Directors from January 1, 2005 to June 30, 2005 will be fully vested.

        Directors are also reimbursed for customary and usual travel expenses. Our sole employee Director, Dr. Grieve, receives no compensation for serving on our Board other than his employee compensation.

        Commencing July 1, 2005, on each date of our Annual Meeting of stockholders, each continuing non-employee Director who was a Director at the end of the immediately preceding calendar year will automatically receive options valued at $30,000 to purchase shares of our common stock, each non-employee Director who will serve as Chairperson of a Board Committee will automatically receive additional options valued at $2,000 to purchase shares of our common stock and each non-employee Director who will serve on a Board Committee, including as Chairperson, will automatically receive additional options valued at $1,000 to purchase shares of our common stock. These annual grants will vest on the first anniversary of the date of grant. In addition, any new non-employee Director elected or appointed to our Board will be automatically granted options valued at $30,000 to purchase shares of our common stock, which will vest in annual intervals over a four year period. Non-employee Directors will continue to choose, on an annual basis, whether to receive fees for meeting attendance in the form of cash payment or in the form of fully vested stock options. Non-employee Directors will continue to receive a fee of $2,000 per day for each in-person Board and Committee meeting attended and $500 per day for each telephonic Board and Committee meeting attended. Commencing on July 1, 2005, the value for all options to purchase shares of our common stock issued to non-employee Directors in accordance with the above will be determined pursuant to the Company's option valuation policy at the time of issuance; provided, however, that if any such option has a value of less than $1.00 under the Company's option valuation policy, a value of $1.00 shall be used for such option in valuing option grants to non-employee Directors in accordance with the above.

PROPOSALS TO BE VOTED ON

PROPOSAL NO. 1
ELECTION AND RATIFICATION OF APPOINTMENT OF DIRECTORS

        Our Board is divided into three classes serving staggered three-year terms. Directors for each class are elected at the Annual Meeting of Stockholders held in the year in which the term for their class expires.

        The terms for three Directors will expire at this 2005 Annual Meeting. Votes cannot be cast and proxies cannot be voted other than for the three nominees and two 2004 appointees named below. Directors elected at the 2005 Annual Meeting will hold office for a three-year term expiring at the annual meeting in 2008 (or until their respective successors are elected and qualified, or until their earlier death, resignation or removal). All of the nominees are currently Directors of Heska. Ms. DeMarse was appointed to the Board in October 2004 and, if ratified, will hold office for a term expiring at the annual meeting of 2007 (or until her successor is elected and qualified, or until her earlier death, resignation or removal). Dr. Nova was appointed to the Board in December 2004 to fill a vacancy created by the resignation of Lyle A. Hohnke, Ph.D. and, if ratified, will hold office for a term expiring at the annual meeting of 2006 (or until her successor is elected and qualified, or until her earlier death, resignation or removal). There are no family relationships among Heska's Executive Officers and Directors.

Nominees for Three-Year Terms That Will Expire in 2008

        A. Barr Dolan, age 55, has served us as a Director since March 1988, and was Chairman of the Board of Directors from 1988 to January 1999. Mr. Dolan is a founding partner and former President of Charter Venture Capital, a venture capital management firm, and has been a general partner of Charter Venture Capital since 1982, a general partner of Charter Ventures II, L.P. since 1994, a managing director of Charter Ventures III, L.P. since 1998, a general partner of Charter Life Sciences I-IV, LLC since 2003 and a managing director of Charter Life Sciences since 2004. Mr. Dolan is also a Director of several private companies. He holds M.S. and B.A. degrees from Cornell University, an M.A. degree from Harvard University and an M.B.A. from Stanford University.

        Robert B. Grieve, Ph.D., age 53, one of our founders, currently serves as Chief Executive Officer and Chairman of the Board of Directors. Dr. Grieve was named Chief Executive Officer effective January 1999, Vice Chairman effective March 1992 and Chairman of the Board effective May 2000. Dr. Grieve also served as Chief Scientific Officer from December 1994 to January 1999 and Vice President, Research and Development, from March 1992 to December 1994. He has been a member of our Board of Directors since 1990. He holds a Ph.D. degree from the University of Florida and M.S. and B.S. degrees from the University of Wyoming.

        John F. Sasen, Sr., age 62, has served us as a Director since October 1998. Since April 1998, he has served as Executive Vice President and Chief Marketing Officer of PSS/World Medical, Inc. ("PSS"), and from December 1993, he held various other senior executive positions at PSS. From July 1993 to April 1998, Mr. Sasen served as a Director of PSS. Prior to joining PSS in 1993, Mr. Sasen was Vice President Sales, Marketing and Distributor Relations for a division of Becton Dickinson & Company, a manufacturer of health care products. Mr. Sasen was with Becton Dickinson for over 20 years. In addition, Mr. Sasen serves as a Director of various private organizations.

2004 Appointee for Term That Will Expire in 2007

        Elisabeth DeMarse, age 50, has served us as a Director since October 2004. Ms. DeMarse served as President and Chief Executive Officer of Bankrate, Inc. from 2000 to 2004. She was Executive Vice President, International Relations for Hoover's, Inc. from 1999 to 2000. From 1989 to 1999,

Ms. DeMarse served as Senior Advisor to the Chief Executive Officer, Business Ventures, Third Party Relationships and Marketing for Bloomberg, L.P. She also served as a Vice President at Citicorp, Inc. from 1985-1988. Ms. DeMarse held various positions with Western Union Corporation from 1980-1985. Ms. DeMarse is also a Director of EDGAR Online, Inc. She holds an A.B. cum laude from Wellesley College and an M.B.A. from Harvard University.

2004 Appointee for Term That Will Expire in 2006

        Tina S. Nova, Ph.D., age 51, joined our Board of Directors as of December 31, 2004. Dr. Nova is President, Chief Executive Officer, Co-Founder and a Director of Genoptix, Inc. She has been with Genoptix since 2000. Dr. Nova served as President and Chief Operating Officer of Nanogen, Inc. from 1994 to 2000. She was a Co-Founder and served as Chief Operating Officer for Selective Genetics from 1992 to 1994. Dr. Nova served in various positions with Ligand Pharmaceuticals from 1988 to 1992. Dr. Nova also served in various capacities with Hybritech Inc. from 1983-1988. Dr. Nova is also a Director of Arena Pharmaceuticals, Inc. and several private companies. Dr. Nova received a B.Sc. degree in Biological Sciences at the University of California, Irvine, and she holds a Ph.D. in Biochemistry from the University of California, Riverside.

Vote Required; Recommendation of our Board of Directors

        The affirmative vote of a plurality of the votes of the shares present in person or by proxy at the Annual Meeting and entitled to vote on the election of Directors, the standard we use in the election of Directors, will be used to elect the nominees and to ratify the appointment of the Directors appointed to the Board in 2004. Stockholder ratification of the appointment Directors is not required by our by-laws or otherwise. Our Board, however, is submitting the appointment of Ms. DeMarse and Dr. Nova to our stockholders for ratification as a matter of good corporate governance practice. Should Ms. DeMarse or Dr. Nova, or both, fail to obtain the aforementioned plurality of votes, our Corporate Governance Committee will consider whether or not to request the resignation of such Director(s). In the absence of instructions to the contrary, shares represented by proxy will be voted for the election of the nominees and ratification of the appointees.

        Our Board of Directors unanimously recommends a vote FOR the election of Mr. Dolan, Dr. Grieve and Mr. Sasen and the ratification of Ms. DeMarse and Dr. Nova as our Directors.

        Heska's Directors listed below whose terms are not expiring this year will continue in office for the remainder of their terms in accordance with our bylaws. Information regarding the business experience of each of such Directors is provided below.

Directors Whose Terms Will Expire in 2007

        Peter Eio, age 63, has served us as a Director since October 2002. Mr. Eio served as the President of LEGO Systems, Inc., from 1989 to 2001 and was Managing Director of LEGO UK from 1982 to 1989. He also held various positions with International Playtex, Inc., in Scandinavia and the UK from 1971 to 1981. His previous experience includes marketing, sales and general management positions. Mr. Eio holds an honorary degree from Rensslear Polytechnic Institute (Doctor of laws-honoris causa, 1996), attended the IMD Business School in Lausanne, Switzerland and received the Prince Henrik Medal of Honor for services to Danish industry in 1992. Mr. Eio is also a Director of several private companies and serves on the Board of several charitable and educational organizations.

        G. Irwin Gordon, age 54, has served us as a Director since May 2001. Mr. Gordon is the founder and Managing Partner of The Trion Group LP, a consulting and interim management firm. From July 2000 until August 2001, Mr. Gordon served as President and Chief Executive Officer of Gruma Corporation. He also served as President and Chief Operating Officer of Suiza Foods Corporation from February 1998 to October 1999. Mr. Gordon joined Suiza in August 1997 as its Executive Vice President and Chief Marketing Officer. Prior to joining Suiza, Mr. Gordon held various positions with subsidiaries of PepsiCo, Inc., including most recently as Senior Vice President Global Branding for Frito-Lay, Inc., from May 1996 to August 1997. From 1983 to 1992, Mr. Gordon served as President and General Manager of several international Frito-Lay companies before becoming Senior Vice President Marketing, Sales and Technology for Frito-Lay International from 1992 to 1996. Prior to joining PepsiCo in 1992, Mr. Gordon served in various capacities at the Kellogg Company. Mr. Gordon holds an Education degree from the University of British Columbia and a Management Certificate from Stanford University. In addition, Mr. Gordon is a Director of several private companies.

Directors Whose Terms Will Expire in 2006

        William A. Aylesworth, age 62, has served us as a Director since June 2000. Mr. Aylesworth served as Senior Vice President from 1988 to 2003 and Chief Financial Officer of Texas Instruments Incorporated from 1984 to 2003. He served as Treasurer of Texas Instruments from 1982 to 2002. From 1972 to 1982, he served in treasury services, and from 1967 to 1972, he held numerous assignments in control, manufacturing, and marketing for Texas Instruments. He holds an M.S. in industrial administration from Carnegie Mellon University and a B.E.E. in electrical engineering from Cornell University.

        Lynnor B. Stevenson, Ph.D., age 62, is one of our founders and has served us as a Director since March 1988. Dr. Stevenson served us as President and Chief Executive Officer from March 1988 to March 1992. She currently is Managing Partner of Alta Biomedical Group LLC. Dr. Stevenson was President and Chief Executive Officer of Cascade Oncogenics, Inc. from December 1992 until December 2000. From July 1992 to April 1997, she was Director, Technology Transfer at the University of Oregon. She holds a Ph.D. degree from Monash University, Australia and B.Sc. and B.Ed. degrees from the University of Melbourne, Australia.

PROPOSAL NO. 2
RATIFICATION OF INDEPENDENT AUDITORS

        Our Audit Committee has approved the appointment of KPMG LLP as our independent auditors for fiscal 2005. KPMG LLP has served as our independent auditors since July 30, 2002. Representatives of KPMG LLP will attend the Annual Meeting to answer appropriate questions and, if they desire, to make a statement. Services provided to us by KMPG are described under "Auditor Fees and Services" below.

Vote Required; Recommendation of our Board of Directors

        Stockholder ratification of the appointment of KPMG LLP as our independent auditors is not required by our by-laws or otherwise. Our Board, however, is submitting the appointment of KPMG LLP to the stockholders for ratification as a matter of good corporate governance practice. The affirmative vote of a majority of the shares present in person or by proxy at our Annual Meeting which are entitled to vote on the subject matter and have voted and chosen not to abstain is required to ratify the appointment of KPMG LLP as our independent auditors. If the stockholders fail to ratify the appointment, our Audit Committee will reconsider whether or not to retain that firm. Even if the appointment is ratified, our Audit Committee in its discretion may direct the appointment of different independent auditors at any time during the year if it determines that such a change would be in the best interests of the Company and its stockholders.

        Our Board of Directors unanimously recommends a vote FOR the approval of KPMG LLP as our independent auditors for 2005.

COMMON STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table shows the number of shares of our common stock beneficially owned as of March 15, 2005 by each of the named Executive Officers listed in the Summary Compensation Table, each of our Directors, all of our Directors and named Executive Officers as a group, and each person who is known by us to be the beneficial owner of more than 5% of our common stock. We had 49,396,930 shares outstanding on March 15, 2005.

Ownership Table

Name and Address of Beneficial Owner	Shares Beneficially Owned(1)	Percentage Beneficially Owned(1)
State of Wisconsin Investment Board(2) P.O. Box 7842 Madison, WI 53707	9,365,182	19.0%
Zesiger Capital Group LLC(3) 320 Park Avenue, 30th Floor New York, NY 10022	6,287,800	12.7%
Charter Life Sciences I-IV, LLC(4) 525 University Avenue, Suite 1500 Palo Alto, CA 94301	6,014,717	12.2%
William A. Aylesworth(5)	205,692	*
A. Barr Dolan(5)(6)	6,231,840	12.6%
Elisabeth DeMarse(5)	45,607	*
Peter Eio(5)	132,051	*
G. Irwin Gordon(5)	195,720	*
Robert B. Grieve, Ph.D.(5)(7)	2,086,564	4.1%
Tina S. Nova, Ph.D.(5)	—	*
John F. Sasen, Sr.(5)	226,305	*
Lynnor B. Stevenson, Ph.D.(5)	421,923	*
Michael A. Bent(5)	214,434	*
Jason A. Napolitano(5)(8)	1,060,747	2.1%
Joseph H. Ritter(5)	138,750	*
Carol T. Verser, Ph.D.(5)	407,102	*
Dan T. Stinchcomb, Ph.D.(5)	275,149	*
All Directors and named Executive Officers as a group (14 persons)(5)(6)(7)(8)	11,641,884	21.7%

*
Amount represents less than 1% of our common stock.

(1)
To our knowledge, the persons named in the table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them, subject to community property laws where applicable and the information contained in the footnotes to this table. Beneficial ownership is determined in accordance with the rules of the SEC and includes voting and investment power with respect to securities. Shares of common stock issuable upon exercise of stock options or warrants exercisable within 60 days of March 15, 2005 are deemed outstanding and beneficially owned by the person holding such option for purposes of computing such person's percentage ownership, but are not deemed outstanding for the purpose of computing the percentage ownership of any other person.

(2)
Based upon information derived from a Schedule 13G filed on December 31, 2004 by State of Wisconsin Investment Board pursuant to Section 13G of the Securities Exchange Act of 1934 and the rules promulgated thereunder (the "Exchange Act"), reporting its beneficial ownership of our common stock. According to the Schedule 13G, State of Wisconsin Investment Board has sole power to vote and dispose of 9,365,182 shares.

(3)
Based upon information derived from a Schedule 13F filed on December 31, 2004 by Zesiger Capital Group LLC pursuant to Section 13F of the Exchange Act reporting its beneficial ownership of our common stock. According to the Schedule 13G, Zesiger Capital Group LLC has the sole power to vote 6,287,800 shares and the sole power to dispose of 4,507,810 shares.

(4)
Based upon information derived from a Form 4 filed on May 21, 2004 by Charter Life Sciences I-IV, LLC pursuant to Section 13G of the Exchange Act reporting their beneficial ownership of our common stock. According to the Schedule 13G, Charter Life Sciences I-IV, LLC has sole power to vote and dispose of 6,014,717 shares. Includes options to purchase 2,000 shares of common stock held by Charter Life Sciences I-IV, LLC.

(5)
Includes "Shares Owned" and "Exercisable Options" from "Option Table 1" below for each named Director and Executive Officer, as well as for all Directors and named Executive Officers as a group.

(6)
Includes shares and options held by Charter Life Sciences I-IV, LLC, with respect to which Mr. Dolan disclaims beneficial ownership except to the extent of his proportionate share therein. Mr. Dolan, one of our Directors, is a general partner of Charter Life Sciences I-IV, LLC, and may be deemed a beneficial owner of the shares held by such entity because of his status as a general partner.

(7)
Includes 61,550 shares of common stock held for the benefit of Dr. Grieve's minor children; excludes 15,649 shares of common stock held by Dr. Grieve's wife, with respect to which Dr. Grieve disclaims beneficial ownership.

(8)
Excludes 6,020 shares of common stock held by Mr. Napolitano's wife, with respect to which Mr. Napolitano disclaims beneficial ownership.

Option Table 1

Name	Shares Owned(1)	Exercisable Options(2)	Exercisable "In-the-Money" Options(3)	Net Shares from Exercisable Options(4)
William A. Aylesworth	—	205,692	53,262	20,838
A. Barr Dolan(5)	6,012,717	219,123	61,229	20,265
Elisabeth DeMarse	—	45,607	5,607	390
Peter Eio	—	132,051	30,646	13,172
G. Irwin Gordon	5,000	190,720	56,862	21,856
Robert B. Grieve, Ph.D.(6)	581,876	1,504,688	279,688	148,095
Tina S. Nova, Ph.D.	—	—	—	—
John F. Sasen, Sr.	—	226,305	60,222	21,212
Lynnor B. Stevenson, Ph.D.	253,262	168,661	12,113	646
Michael A. Bent	21,621	192,813	112,813	35,888
Jason A. Napolitano(7)	361,020	699,727	569,727	220,693
Joseph H. Ritter	2,500	136,250	17,500	11,717
Carol T. Verser, Ph.D.	38,352	368,750	88,750	51,772
Dan T. Stinchcomb, Ph.D.	6,149	269,000	—	—
All Directors and named Executive Officers as a group (14 persons)(5)(6)(7)	7,282,497	4,359,387	1,348,419	566,544

(1)
To our knowledge, the persons named in the table have sole voting and investment power with respect to all shares of common stock shown in the column, subject to community property laws where applicable and the information contained in the footnotes of this table.

(2)
Represents shares of common stock issuable upon exercise of stock options or warrants exercisable within 60 days of March 15, 2005.

(3)
Represents shares of common stock issuable upon exercise of stock options or warrants exercisable within 60 days of March 15, 2005 that have a strike price less than $1.15, the closing market price per share of Heska stock on March 15, 2005.

(4)
Represents net shares under the Treasury Stock method assuming a market price per share of $1.15, the closing market price per share of Heska stock on March 15, 2005, for shares of common stock issuable upon exercise of stock options or warrants exercisable within 60 days of March 15, 2005 that have a strike price less than $1.15.

(5)
Includes 6,012,717 shares and 2,000 options held by Charter Life Sciences I-IV, LLC, as reported in "Ownership Table" above, with respect to which Mr. Dolan disclaims beneficial ownership except to the extent of his proportionate share therein. Mr. Dolan, one of our Directors, is a general partner of Charter Life Sciences I-IV, LLC, and may be deemed a beneficial owner of the shares held by such entity because of his status as a general partner.

(6)
Includes 61,550 shares of common stock held for the benefit of Dr. Grieve's minor children; excludes 15,649 shares of common stock held by Dr. Grieve's wife, with respect to which Dr. Grieve disclaims beneficial ownership.

(7)
Excludes 6,020 shares of common stock held by Mr. Napolitano's wife, with respect to which Mr. Napolitano disclaims beneficial ownership.

Option Table 2

Name	Outstanding Options(1)	Outstanding "In-the-Money" Options(2)	Net Shares from Outstanding Options(3)
William A. Aylesworth	205,692	53,262	20,838
A. Barr Dolan(4)	219,123	61,229	20,265
Elisabeth DeMarse	45,607	5,607	390
Peter Eio	152,051	50,646	24,824
G. Irwin Gordon	190,720	56,682	21,856
Robert B. Grieve, Ph.D.(5)	1,625,000	400,000	195,174
Tina S. Nova, Ph.D.	40,000	—	—
John F. Sasen, Sr.	226,305	60,222	21,212
Lynnor B. Stevenson, Ph.D.	168,661	12,113	646
Michael A. Bent	225,000	145,000	44,965
Jason A. Napolitano(6)	874,102	744,102	288,927
Joseph H. Ritter	150,000	30,000	20,087
Carol T. Verser, Ph.D.	395,000	115,000	62,043
Dan T. Stinchcomb, Ph.D.	269,000	—	—
All Directors and named Executive Officers as a group (14 persons)(4)(5)(6)	4,786,261	1,733,863	721,227

(1)
Represents shares of common stock issuable upon exercise of stock options or warrants outstanding as of March 15, 2005.

(2)
Represents shares of common stock issuable upon exercise of stock options or warrants outstanding as of March 15, 2005 that have a strike price less than $1.15, the closing market price per share of Heska stock on March 15, 2005.

(3)
Represents net shares under the Treasury Stock method assuming a market price per share of $1.15, the closing market price per share of Heska stock on March 15, 2005, for shares of common stock issuable upon exercise of stock options or warrants outstanding as of March 15, 2005 that have a strike price less than $1.15.

(4)
Includes 2,000 options held by Charter Life Sciences I-IV, LLC, with respect to which Mr. Dolan disclaims beneficial ownership except to the extent of his proportionate share therein. Mr. Dolan, one of our Directors, is a general partner of Charter Life Sciences I-IV, LLC, and may be deemed a beneficial owner of the shares held by such entity because of his status as a general partner.

(5)
Includes 61,550 shares of common stock held for the benefit of Dr. Grieve's minor children; excludes 15,649 shares of common stock held by Dr. Grieve's wife, with respect to which Dr. Grieve disclaims beneficial ownership.

(6)
Excludes 6,020 shares of common stock held by Mr. Napolitano's wife, with respect to which Mr. Napolitano disclaims beneficial ownership.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Compliance with Section 16(a) of the Securities Exchange Act of 1934 requires our Directors, Executive Officers and persons who own more than 10% of a registered class of our equity securities to file reports of holdings and transactions of Heska common stock and other equity securities with the SEC. Directors, Officers and 10% or greater stockholders are required by SEC regulations to furnish us with copies of all of the Section 16(a) reports they file. Based solely upon a review of the copies of the forms furnished to us and the representations made by the reporting persons to us, we believe that during 2004 our Directors, Officers and 10% or greater stockholders complied with all filing requirements under Section 16(a) of the Exchange Act.

EXECUTIVE COMPENSATION

Summary Compensation Table

        The following table sets forth compensation for services rendered in all capacities to us for the past three years by Robert B. Grieve, our Chairman of the Board and Chief Executive Officer, our four other most highly compensated executive officers as of December 31, 2004 and one former Executive Officer (the "Named Executive Officers").

						Long Term Compensation Awards
		Annual Compensation
						Restricted Stock Awards ($)
Name and Principal Position	Year	Salary ($)(1)	Bonus/ Commission ($)(2)		Other Annual Compensation ($)		Securities Underlying Options (#)	All Other Compensation ($)(3)
Robert B. Grieve Chairman of the Board and Chief Executive Officer	2004 2003 2002	341,000 310,000 310,000	— 110,289 —	(4)	— — —	— — —	475,000 345,000 275,000	2,050 3,000 2,809
Jason A. Napolitano Executive Vice President, Chief Financial Officer and Secretary	2004 2003 2002	221,500 215,000 141,955	— 29,269 —		— — —	— — —	130,000 90,000 645,802	185 717 46,037	(5)
Carol T. Verser Executive Vice President, Intellectual Property and Business Development	2004 2003 2002	198,000 192,500 185,000	— 26,547 —		— — —	— — —	60,000 95,000 125,000	1,908 1,569 1,933
Joseph H. Ritter(6) Vice President, Marketing and International Business	2004 2003 2002	190,000 138,750 33,750	10,000 — 30,000		— — —	— — —	90,000 60,000 —	158 49,195 —	(7)
Michael A. Bent(8) Vice President, Controller and Principal Accounting Officer	2004 2003 2002	157,000 135,000 129,868	— 19,467 —		— —	— — —	65,000 75,000 58,000	1,790 1,350 1,361
Dan T. Stinchcomb(9) Former Executive Vice President, Research and Development	2004 2003 2002	193,000 188,875 185,500	— 25,866 —		— — —	— — —	50,000 55,000 90,000	2,050 1,958 2,158

(1)
Salary includes amounts, if any, deferred pursuant to 401(k) arrangements.

(2)
Bonus amounts earned pursuant to our Management Incentive Plans. Bonus amounts indicated for year in which bonus was earned. The Management Incentive Plan was suspended for 2002.

(3)
Amounts disclosed in this column include payment of the Company's contributions under our 401(k) Retirement Plan.

(4)
This amount includes a $60,289 bonus earned by Dr. Grieve under the 2003 Management Incentive Plan and a one-time $50,000 bonus granted to Dr. Grieve for extraordinary service to the Company.

(5)
This amount includes $45,500 earned by, but not yet paid to Mr. Napolitano for financial consulting services provided to the Company prior to Mr. Napolitano's employment with the Company and a 401(k) matching contribution of $537.

(6)
Mr. Ritter was appointed Vice President, International Business in October 2002 at an annual salary of 135,000. Mr. Ritter was appointed Vice President, Marketing, and International Business in January 2004 at an annual salary of $165,000. Mr. Ritter's annual salary was increased to $190,000 in May 2004.

(7)
This amount includes $49,195 of relocation expenses.

(8)
Mr. Bent was appointed Vice President, Controller and Principal Accounting Officer in May 2002 at an annual salary of $135,000. Prior to being appointed Vice President, Controller and Principal Accounting Officer, Mr. Bent was not an Executive Officer of the Company.

(9)
Dr. Stinchcomb resigned from his position as Executive Vice President, Research and Development effective December 31, 2004.

Option Grants in Last Fiscal Year

        The following table shows all grants of options to acquire shares of our common stock granted to the named Executive Officers listed in the Summary Compensation Table for the fiscal year ended December 31, 2004.

	Individual Grants
	Number of Securities Underlying Options Granted (#)(1)	Percentage of Total Options Granted to Employees in Fiscal Year (%)			Potential Realization Value at Assumed Annual Rates of Stock Price Appreciation for Option Term(4)
Name			Exercise Price ($/Sh)(2)	Expiration Date(3)
					5%($)	10%($)
Robert B. Grieve	475,000	23	2.30	01/05/14	1,694,826	2,576,058
Jason A. Napolitano	130,000	6	2.30	01/05/14	463,847	705,026
Carol T. Verser	60,000	3	2.30	01/05/14	214,083	325,397
Joseph H. Ritter	55,000	3	2.30	01/05/14	196,243	298,280
	35,000	2	1.82	05/13/14	98,820	150,201
Michael A. Bent	65,000	3	2.30	01/05/14	231,924	352,513
Dan T. Stinchcomb	50,000	2	2.30	01/05/14	178,403	271,164

(1)
The right to exercise these stock options initially vested ratably on a monthly basis over a four-year period. In December 2004, our Compensation Committee accelerated vesting of all options with a strike price above $1.08.

(2)
The exercise price is equal to 100% of the fair market value on the date of grant as determined by our Compensation Committee.

(3)
The options have a term of ten years, subject to earlier termination in certain events related to termination of employment.

(4)
The 5% and 10% assumed rates of appreciation are suggested by the rules of the SEC and do not represent our estimate or projection of our future common stock price. There can be no assurance that any of the values reflected in the table will be achieved.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

        The following table shows aggregate exercises of options to purchase our common stock in the fiscal year ended December 31, 2004 by the named Executive Officers and the values of each of such Officer's unexercised options at December 31, 2004.

			Securities Underlying Unexercised Options at December 31, 2004(#)		Value of Unexercised "In-the-Money" Options at December 31, 2004($)(2)
Name	Shares Acquired on Exercise (#)	Value Realized ($)(1)
			Exercisable	Unexercisable	Exercisable	Unexercisable
Robert B. Grieve	0	0	1,481,771	143,229	$165,132	$67,318
Jason A. Napolitano	0	0	633,998	240,104	234,299	112,849
Carol T. Verser	0	0	363,750	31,250	58,963	14,688
Joseph H. Ritter	0	0	134,375	15,625	11,356	12,344
Michael A. Bent	0	0	183,022	41,978	40,911	13,699
Dan T. Stinchcomb	25,000	28,963	283,375	15,625	0	7,344

(1)
These values were calculated based on the fair market value of the underlying securities at the exercise date minus the applicable per share exercise price.

(2)
These values were calculated on the basis of the fair market value per share of the common stock at December 31, 2004 ($1.17), minus the applicable per share exercise price.

EQUITY COMPENSATION PLAN INFORMATION

        The following table sets forth information about our common stock that may be issued upon exercise of options, warrants and rights under all of our equity compensation plans as of December 31, 2004, including the 1988 Stock Option Plan, the 1997 Stock Incentive Plan, the 1997 Employee Stock Purchase Plan and the 2003 Equity Incentive Plan. Our stockholders have approved all of these plans.

Plan Category	(a) Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	(b) Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	(c) Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (excluding securities reflected in column (a))
Equity Compensation Plans Approved by Stockholders	9,350,959	$1.45	4,618,209	(1)
Equity Compensation Plans Not Approved by Stockholders	None	None	None
Total	9,350,959	$1.45	4,618,209	(1)

(1)
The number of shares authorized for issuance in connection with our 1997 Stock Incentive Plan is subject to an automatic annual increase of up to 1,500,000 shares.

Employment, Severance and Change of Control Agreements

        We have entered into an employment agreement with Robert B. Grieve, our Chief Executive Officer. Dr. Grieve is an "at-will" employee and we can terminate his employment at any time. However, if we terminate Dr. Grieve's employment without cause, he is entitled to receive (i) one year's base salary, (ii) one year of health and dental benefits, and (iii) an additional year of vesting under any stock arrangements. In the event Dr. Grieve's employment is terminated following a change of control, he will be entitled to receive (i) one year's base salary, (ii) one year of health and dental benefits, and (iii) immediate vesting under any stock arrangements.

        We have entered into an employment agreement with Jason A. Napolitano, our Executive Vice President, Chief Financial Officer and Secretary. Mr. Napolitano is an "at-will" employee and we can terminate his employment at any time. However, if we terminate Mr. Napolitano's employment without cause, he is entitled to receive (i) six months' base salary and (ii) six months of health and dental benefits. In the event Mr. Napolitano's employment is terminated following a change of control, he will be entitled to receive (i) one year's base salary, (ii) one year of health and dental benefits, and (iii) immediate vesting under any stock arrangements.

        We have entered into an employment agreement with Carol T. Verser, Ph.D. our Executive Vice President, Intellectual Property and Business Development. Dr. Verser is an "at-will" employee and we can terminate her employment at any time. However, if we terminate her employment without cause, she will be entitled to receive (i) six months' base salary and (ii) six months of health and dental benefits. In the event her employment is terminated following a change of control, she will be entitled to receive (i) one year's base salary and (ii) one year of health and dental benefits. If she is terminated in connection with a change of control or within 12 months after a change of control, she will be entitled to immediate vesting under all outstanding stock options. If Heska is acquired and she is not offered employment with the purchaser, then she will be entitled to one year of additional vesting under her restricted stock awards. This one-year accelerated vesting of restricted stock also applies if she is offered employment by the purchaser but is subsequently terminated prior to becoming fully vested.

        We have entered into employment agreements with Joseph H. Ritter, our Vice President, Marketing and International Business and Michael A. Bent, our Vice President, Controller and Principal Accounting Officer. Mr. Ritter and Mr. Bent are "at-will" employees and we can terminate their employment at any time. However, if we terminate their employment without cause, they will be entitled to receive (i) six months' base salary and (ii) six months of health and dental benefits. In the event their employment is terminated following a change of control, they will be entitled to receive (i) one year's base salary and (ii) one year of health and dental benefits. If they are terminated in connection with a change of control or within 12 months after a change of control, they will be entitled to immediate vesting under all outstanding stock options.

        We have entered into a separation, consulting and release agreement with Dan T. Stinchcomb, who was employed as our Executive Vice President, Research and Development under which Dr. Stinchcomb resigned as our Executive Vice President, Research and Development effective December 31, 2004. Pursuant to this agreement, Dr. Stinchcomb will act as an outside consultant for six months. If Dr. Stinchcomb elects the continuation of coverage under our group health plans, we will pay the COBRA premium on his behalf through June 30, 2005. In addition, we agreed to accelerate the vesting on certain of Dr. Stinchcomb's stock options in January 2005.

Loan to Executive Officer

        In 1999, we approved a personal loan to Dr. Grieve for $100,000, which was due and payable on December 23, 2002. In May 2002, our Compensation Committee voted to make the loan due and payable on December 23, 2005. Heska will not materially modify or renew this loan and, will not provide any new loans to its executive officers in the future, in accordance with the Sarbanes-Oxley Act of 2002.

REPORT OF OUR COMPENSATION COMMITTEE

        This report on executive compensation is provided by the Compensation Committee of Heska Corporation's Board of Directors (the "Compensation Committee") to assist stockholders in understanding the objectives and procedures used in establishing the compensation of the Executive Officers of Heska Corporation ("Heska" or the "Company"). The Compensation Committee

administers Heska's Executive compensation program and establishes the salaries of Heska's Executive Officers. The Compensation Committee consists of only non-employee Directors, who are appointed by Heska's Board of Directors (the "Board"), and all of whom meet the requirements of "independence" as set forth in the rules and regulations promulgated by the Securities and Exchange Commission and the Nasdaq Stock Market listing standards.

        The Compensation Committee's responsibilities are to review the performance and development of Heska's management in achieving corporate goals and objectives and to assure that the Company's senior Executives are compensated effectively in a manner consistent with Heska's strategy and competitive practices. Toward that end, the Compensation Committee is responsible for establishing a compensation policy for Executives that is designed to (i) enhance the value and profitability of the Company and increase stockholder value, (ii) reward Executive Officers for their contribution to Heska's financial performance, (iii) recognize individual initiative, leadership, achievement, and other contributions, and (iv) provide competitive compensation that will attract and retain qualified executives. A copy of the charter for the Compensation Committee is available on the Company's website at www.heska.com.

Compensation Philosophy

        The general philosophy of Heska's Compensation Committee is to provide Executive compensation designed to enhance stockholder value, including annual compensation consisting of salary and bonus awards and long-term compensation consisting of equity based compensation. To this end, we design compensation plans and incentives designed to link the financial interests of our Executive Officers to the interest of Heska's stockholders, to encourage support of Heska's long-term goals, to tie Executive compensation to the Company's performance, to attract and retain talented leadership and to encourage significant ownership of Heska's common stock by Executive Officers.

        In reviewing the compensation of Heska's Executives, we review the nature and scope of each Executive Officer's responsibilities as well as his or her effectiveness in supporting the Company's long-term goals. We also consider and review the compensation practices and programs of other companies competitive with Heska and have utilized the services of an outside consultant with extensive experience advising on compensation matters. Competition for skilled employees, particularly management level employees, in Heska's industry is intense and we seek to provide total compensation packages that will attract and retain superior caliber individuals, yet be consistent with Heska's financial situation and stage of development. Based upon these and other factors that we consider relevant, we have considered it appropriate, and in the best interests of Heska's stockholders, to set the overall Executive compensation in the mid-point of the range of average compensation of companies in the comparison group we reviewed.

Compensation Components

        Heska's compensation structure for Executive Officers currently includes a combination of base salary, an annual performance-based cash incentive under a management incentive plan and stock options.

        Because Heska had not achieved quarterly operational profitability prior to the fourth quarter of 2002, we believed that the use of traditional performance standards, such as profit levels and return on equity, was not appropriate in the evaluation of executive performance. Instead, we evaluated the performance of executives and set their compensation based primarily on the Company's achievement of its business objectives, specifically developing and introducing products, improving financial performance, obtaining appropriate financing, developing its intellectual property portfolio and entering into collaborations with other companies and academia. As Heska begins to approach sustained profitability, we expect that profitability and other financial metrics will play an increasing role in future compensation decisions. Revenue growth and net income were the key metrics used in the 2004 annual management incentive program. We also evaluate each Executive's individual contribution toward the achievement of these objectives and of other individual objectives.

        Base Salary.    We review each Executive's base salary annually. When reviewing base salaries, we consider compensation data from companies in medical, biotechnology and general industry groups that have similar revenues and/or are in a similar stage of development to Heska. Consideration is also given to prior performance, relevant experience, level of responsibility and skills and abilities of each Executive. We believe that salary levels for Heska's Executive Officers were at a level that, at the time such salary determinations were made, were reasonable and necessary given Heska's financial resources and the Company's stage of its development. At the request of Heska's management team, including the Company's Executive Officers, we have frozen the base salaries for each member of Heska's management team in 2005.

        Management Incentive Plan.    We believe that short-term (e.g. annual) performance based incentives play an important role in Executive compensation. Heska adopted a management incentive plan in 1999 to provide incentives to the Company's Executives to meet and exceed certain predetermined annual goals. Target annual incentives and specific performance criteria are established each year by Heska's Compensation Committee, with the actual payout to Executives based on the extent to which the specified performance criteria are met. We believe this approach provides a very strong incentive to Heska's management to achieve the stated annual goals. Based on the Company's performance during 2004 against the stated objectives of revenue growth and net income, no management incentive plan bonuses were paid to Heska's management for the fiscal year. Net income will be the primary performance criterion for Heska's 2005 management incentive plan. Heska's 2005 management incentive plan calls for a performance in excess of the Company's internal budget before any bonus payments are made.

        Stock Options.    We believe that stock options to purchase shares of the Company's common stock provide excellent long-term incentives for Heska's Executive Officers to increase Heska's market value for the benefit of all stockholders. We are responsible for determining the number and terms of options to be granted to Executive Officers, taking into account such factors as individual and Company performance, policies regarding cash compensation and practices of comparable companies. Options granted to Executive Officers generally have exercise prices equal to fair market value on the date of grant, vest over a four-year period and expire ten years from the date of grant. Vesting ceases and the vested portion of options must be exercised within a certain period should an Executive leave Heska's employ (subject to any rights to partial acceleration of vesting upon termination without cause under employment agreements). Accordingly, option grants will provide a return to an Executive Officer only if said Executive Officer remains with the Company and only if Heska's market price per share appreciates over the option term. We believe that these vesting provisions help both to retain qualified employees and to motivate them to achieve long-term increases in stock value, providing continuing benefits to the Company and its stockholders beyond those in the year of grant. On December 2, 2004, we considered the significant impact that the use of fair values, rather than intrinsic values, for option grants likely to be required under the then recently proposed accounting rules would have on our future results of operations, as well as factors including that the management team had requested that their salaries be frozen for 2005, many non-management employees' 2005 raises were to be at below market levels, no management bonus payments were made for 2004 and the 2005 management incentive plan calls for a performance in excess of the Company's internal budget before any bonus payments are made, and approved an acceleration of vesting of outstanding but unvested stock options with a strike price greater than $1.08. This action effected approximately 2.2 million options, approximately 1.1 million of which were held by Heska's Directors and Executive Officers. Similarly, on February 24, 2005, Heska's Board approved that all options granted from that date through June 30, 2005 shall be immediately vested and authorized Heska's Stock Option Committee, which currently consists solely of Heska's Chief Executive Officer, to accelerate the vesting of any outstanding but unvested stock options with a strike price that is not "in-the-money" through June 30, 2005 at its discretion. On March 30, 2005, Heska's Stock Option Committee exercised its discretion and accelerated the vesting of outstanding but unvested stock options with a price greater than or equal to $0.82. This action effected approximately 750,000 options, including approximately 55,000 held by Heska's Directors and Executive Officers. We are currently considering alternatives regarding different forms of long term compensation for future use, including the continued use of stock options.

Chief Executive Officer Compensation

        The annual salary of Robert B. Grieve, Heska's Chief Executive Officer, was increased from $310,000 in 2003 to $341,000 in 2004, based on data provided by an independent consultant and the Radford Biotechnology Survey. At Dr. Grieve's request, his annual salary will not be increased in 2005.

        On January 5, 2004, we awarded Dr. Grieve an option to purchase 475,000 shares of common stock. This award was made at the same time we granted stock options to other Executive Officers of the Company, and is part of an annual grant program to substantially all of our employees under Heska's broad based stock option program. The award reflects Dr. Grieve's continued leadership of the Company and is intended to provide him with additional incentives to reach Heska's financial metrics and goals in the near term and beyond. The option award was initially subject to a four-year vesting schedule, to provide further incentives to Dr. Grieve to continue to maintain his superior performance and leadership with Heska and place a significant portion of his total compensation at risk, since the option grants deliver a return only if Heska's common stock appreciates over the option term. As discussed above, in December 2004 we accelerated the vesting on all options with prices above $1.08, including those granted to Dr. Grieve on January 5, 2004, which had a strike price of $2.30.

Compliance with Internal Revenue Code Section 162(m)

        It is Heska's policy generally to qualify compensation paid to Executive Officers for deductibility under section 162(m) of the Internal Revenue Code. Section 162(m) generally disallows Heska from deducting the compensation of Executive Officers that exceeds $1,000,000 unless that compensation is based on the satisfaction of objective performance goals. Heska has structured its 2003 Equity Incentive Plan, its 1997 Stock Incentive Plan and its Management Incentive Plan to qualify awards under such plans as performance-based compensation and to maximize the tax deductibility of such awards. However, the Company reserves the discretion to pay compensation to its Executive Officers that may not be deductible.

        Submitted by the Compensation Committee of Heska's Board of Directors:

Peter Eio, Chairman A. Barr Dolan John F. Sasen, Sr.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

        Our Compensation Committee consists of non-employee Directors only. No interlocking relationship existed during 2004 between our Executive Officers, members of our Board of Directors or members of our Compensation Committee, and the Executive Officers, members of the Board of Directors or members of the Compensation Committee of the Board of Directors of any other company.

STOCK PRICE PERFORMANCE GRAPH

        The following graph provides a comparison over the five-year period ended December 31, 2004 of the cumulative total stockholder return from a $100 investment in the Company's common stock with the Center for Research in Securities Prices Total Return Index for Nasdaq Medical Devices, Instruments and Supplies, Manufacturers and Distributors Stocks (the "Nasdaq Medical Devices Index"), the CRSP Total Return Index for Nasdaq Pharmaceutical Stocks (the "Nasdaq Pharmaceutical Index") and the CRSP Total Return Index for the Nasdaq Stock Market (U.S. and Foreign) (the "Nasdaq U.S. & Foreign Index").

Comparison of Cumulative Total Return Among Heska Corporation,
the Nasdaq Medical Devices Index, the Nasdaq Pharmaceutical Index and
the Nasdaq U.S. and Foreign Index

AUDITOR FEES AND SERVICES

        The following table sets forth the aggregate fees billed by KPMG LLP for audit services rendered in connection with the consolidated financial statements and reports for fiscal years 2004 and 2003 and for other services rendered during 2004 and 2003 on behalf of Heska and its subsidiaries, as well as all out-of-pocket costs incurred in connection with these services which have been billed to Heska:

	2003	2004
Audit Fees
Annual Audit Fees	$246,244	$232,682
Audit Related Fees	10,000	18,200

Total Audit Fees	$256,244	$250,882

Non-Audit Fees
Financial Information Systems Design and Implementation	$0	$0
All Other Fees:
Tax Compliance and Return Preparation	58,000	58,000
Other Tax Services	19,130	34,285

Total Non-Audit Fees	$77,130	$92,285

        Audit Fees.    This category includes the audit of our annual financial statements, review of financial statements included in our Form 10-Q Quarterly Reports and services that are normally provided by the independent auditors in connection with statutory and regulatory filings.

        Audit Related Fees.    This category consists of assurance and related services by the independent auditors that are reasonably related to the performance of the audit or review of our financial statements and are not reported above under "Audit Fees." The services for fees disclosed under this category include the annual audit of our 401(k) Retirement Plan.

        Tax Services.    This category consists of professional services rendered by the independent auditors for tax compliance and tax advice. The services for the fees disclosed under this category include tax return preparation and technical tax advice.

        Pre-Approval Policy.    Our Audit Committee pre-approves all auditing services and non-audit services not prohibited by law to be performed by our independent auditors. Our Audit Committee also pre-approves all associated fees, except for de minimus amounts for non-audit services, which are approved by our Audit Committee prior to the completion of the audit.

REPORT OF OUR AUDIT COMMITTEE

        The ultimate responsibility for good corporate governance rests with Heska Corporation's Board of Directors (the "Board"), whose primary roles are oversight, counseling and direction to Heska Corporation's management in the best long-term interests of Heska Corporation ("Heska" or the "Company") and its stockholders. The Audit Committee of the Board (the "Audit Committee") has been established for the purpose of overseeing the accounting and financial reporting processes of the Company and audits of Heska's financial statements.

        The Audit Committee operates under a written charter, a copy of which is available on Heska's website at www.heska.com. As described more fully in its charter, the purpose of the Audit Committee is to assist the Board in its oversight and monitoring of Heska's financial reporting, internal controls and audit function. Management is responsible for the preparation, presentation and integrity of Heska's financial statements; accounting and financial reporting principles; internal controls; and procedures designed to ensure compliance with accounting standards, applicable laws and regulations.

KPMG LLP, Heska's independent auditors, is responsible for performing an independent audit of the Company's consolidated financial statements in accordance with generally accepted auditing standards. In accordance with the Sarbanes-Oxley Act of 2002, the Audit Committee has ultimate authority and responsibility to select, compensate, evaluate and, when appropriate, replace Heska's independent auditors.

        The Audit Committee members are not professional accountants or auditors, and their functions are not intended to duplicate or to certify the activities of management and the independent auditors, nor can the Audit Committee certify that the independent auditors are "independent" under applicable rules. The Audit Committee serves a board-level oversight role, in which it provides advice, counsel and direction to management and the auditors on the basis of the information it receives, discussions with management and the auditors, and the experience of the Audit Committee's members in business, financial and accounting matters. The Audit Committee has the authority to engage its own outside advisers, including experts in particular areas of accounting, as it determines appropriate, apart from counsel or advisers hired by management.

        In this context, during the year 2004, we met and held discussions with management and KPMG LLP. Management represented to us that Heska's consolidated financial statements were prepared in accordance with generally accepted accounting principles, and we have reviewed and discussed the consolidated financial statements with management and KPMG LLP. In Audit Committee meetings with KPMG LLP, we discussed matters as required by Statement of Auditing Standards No. 61 (Communication with Audit Committees). Our review included a discussion with management of the quality, not merely the acceptability, of Heska's accounting principles, the reasonableness of significant estimates and judgments and the disclosure in Heska's consolidated financial statements.

        The Audit Committee received from KPMG LLP the written disclosures required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and discussed with KPMG LLP its independence. In reliance on the reviews and discussions noted above, and the report of the independent auditors, the Audit Committee recommended to the Board that the Company's audited financial statements be included in its Annual Report on Form 10-K for the year ended December 31, 2004, and be filed with the Securities and Exchange Commission.

        Submitted by the Audit Committee of Heska's Board of Directors:

G. Irwin Gordon, Chairman William A. Aylesworth Peter Eio Lynnor B. Stevenson

ADDITIONAL INFORMATION

Incorporation by Reference

        The Report of our Compensation Committee, the Report of our Audit Committee and the Stock Price Performance graph above, shall not be deemed "soliciting material" or "filed" or incorporated by reference in future filings with the SEC, or subject to the liabilities of Section 18 of the Exchange Act, except to the extent that the Company specifically incorporates them by reference into a document filed under the Securities Act of 1933, as amended, or the Exchange Act.

"Householding" of Proxy Materials

        The SEC has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as "householding," potentially provides extra convenience for stockholders and cost savings for companies. Heska and some brokers household proxy materials, delivering a single proxy statement to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker or us that they or we will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement, or if you are receiving multiple copies of the proxy statement and wish to receive only one, please notify your broker if your shares are held in a brokerage account or us if you hold registered shares. You can notify us by sending a written request to Investor Relations, Heska Corporation, 1613 Prospect Parkway, Fort Collins, Colorado 80525 through May 31, 2005, and Investor Relations, Heska Corporation, 3760 Rocky Mountain Avenue, Loveland, Colorado 80538 after May 31, 2005.

OTHER MATTERS

        Our Board knows of no other matters to be presented for stockholder action at our Annual Meeting. However, if other matters do properly come before our Annual Meeting or any adjournments or postponements thereof, our Board intends that the persons named in the proxies will vote upon such matters in accordance with their best judgment.

BY ORDER OF THE BOARD OF DIRECTORS

Jason A. Napolitano Executive Vice President, Chief Financial Officer and Secretary, Heska Corporation

Fort Collins, Colorado
April 13, 2005

Heska Corporation

Holder Account Number
C 1234567890 J N T
☐ Mark this box with an X if you have made changes to your name or address details above.

Annual Meeting Proxy Card

A	Election and Ratification of Appointment of Directors
The Board of Directors recommends a vote "FOR" the listed nominees and appointees.
1.
Election of three Directors to serve for a three-year term that expires at the 2008 Annual Meeting or until their respective successors have been elected and qualified and ratification of two Directors appointed to the Board of Directors in 2004.
	Nominees:	For	Withhold
01—A. Barr Dolan
02—Robert B. Grieve, Ph.D.
03—John F. Sasen, Sr.
Appointees:
01—Elisabeth DeMarse
02—Tina S. Nova, Ph.D.
B	Issues
The Board of Directors recommends a vote "FOR" the following:
		For	Against	Abstain
2.	To ratify the appointment of KPMG LLP as Heska Corporation's independent auditors.
3.	To consider such other business as may properly come before the Annual Meeting.
C	Authorized Signatures - Sign Here - This section must be completed for your instructions to be executed.

        Please date and sign exactly as your name or names appear herein. Corporate or partnership proxies should be signed in full corporate or partnership name by an authorized person. Persons signing in a fiduciary capacity should indicate their full title in such capacity.

Signature 1—Please keep signature within the box Signature 2—Please keep signature within the box Date (mm/dd/yyyy)

		/	/

1UPX	HHH	PPPP	001808

Proxy—Heska Corporation

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

        The undersigned hereby appoints Robert B. Grieve, Ph.D., Jason A. Napolitano and Michael A. Bent, and each of them, as proxies, with full power of substitution, and hereby authorizes them to represent and vote, as designated below, all shares of the Common Stock of Heska Corporation, a Delaware corporation (the "Company"), held of record by the undersigned on April 4, 2005, at the Annual Meeting of Stockholders (the "Annual Meeting") to be held at the corporate offices of the Company located at 1613 Prospect Parkway, Fort Collins, Colorado 80525 at 8:00 a.m., local time, on Tuesday, May 10, 2005, or at any adjournment or postponement thereof, with all the powers that the undersigned would have if personally present at the meeting.

        The undersigned hereby acknowledges receipt of the Notice of Annual Meeting and Proxy Statement, dated April 13, 2005, and a copy of Heska Corporation's 2004 Annual Report on Form 10-K as filed with the Securities and Exchange Commission. The undersigned hereby expressly revokes any and all proxies heretofore given or executed by the undersigned with respect to the shares of stock represented by this proxy and, by filing this proxy with the Secretary of Heska Corporation, gives notice of such revocation.

        This proxy when properly executed will be voted in accordance with the specifications made by the undersigned stockholder. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES FOR DIRECTORS AND RATIFICATION OF 2004 APPOINTEES NAMED IN PROPOSAL ONE, FOR THE RATIFICATIOIN OF KPMG LLP AS THE COMPANY'S INDEPENDENT AUDITORS AND AT THE DISCRETION OF THE PROXIES ON ANY OTHER BUSINESS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING. THIS PROXY MAY BE REVOKED AT ANY TIME PRIOR TO THE TIME IT IS VOTED.

        PLEASE COMPLETE, DATE AND SIGN THIS PROXY AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.